                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            Registration Statement
                                     Under
                          The Securities Act of 1933


                              SONIC FOUNDRY, INC.

       (Exact name of small business issuer as specified in its charter)

         MARYLAND                                   39-1783372
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)

      754 Williamson Street, Madison, WI 53703     (608)256-3133
     (Address of principal executive offices)   (Issuer's telephone number)

         Sonic Foundry, Inc. 1995 Stock Option Plan (1,000,000 shares)
 Sonic Foundry, Inc. Non-Employee Directors Stock Option Plan (90,000 shares)
          Shareholder Relations Consultant Warrants (126,000 shares)
                             (Full title of plans)

                             Rimas P. Buinevicius
                            Chief Executive Officer
                              754 Williamson St.
                               Madison, WI 53703
                                 (608)256-3133
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------
                                                  Proposed Maximum          Amount of
 Title of Securities         Amount to be        Aggregate Offering        Registration
  to be Registered            Registered              Price(1)                 Fee
----------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value per      1,216,000 shares         $9,886,080               $2,748.33
share
----------------------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low sales prices reported by the American Stock Exchange on March 22, 1999, which was $8.13.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION

The information required for this item is included in documents distributed to each Participant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The information required for this item is included in documents distributed to each Participant.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated in this Registration Statement by reference:

1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998 filed on December 22, 1998 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended September 30, 1998.

2. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1998 filed pursuant to the Exchange Act.

3. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed on April 22, 1998 with the Commission under Section 12(g) of the Exchange Act.

All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which de-registers such securities remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES


Not required


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


The law firm of McBreen, McBreen & Kopko will be furnishing an opinion as to the legality of the Common Stock registered under this Registration Statement. During fiscal 1998, the Company paid $196,441 to McBreen, McBreen & Kopko for legal services. Frederick H. Kopko, Jr. is a partner of McBreen, McBreen & Kopko. Mr. Kopko is a director of the Company and is the beneficial owner of 173,024 shares of Series B 5% Cumulative Convertible Preferred Stock. Mr. Kopko also was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share under the Directors Stock Option Plan.


ITEM 6.  INDEMDIFICATION OF DIRECTORS AND OFFICERS


The Articles of Incorporation of the Company limit the liability of the directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the Maryland General Corporation Law ("MGCL"). Accordingly, pursuant to the terms of the MGCL as presently in effect, the Company may indemnify any director unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
(ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. In addition, the Company's Bylaws require the Company to indemnify each person who is or was, a director, officer, employee or agent of the Company to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. The Company may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED


Not applicable


ITEM 8.             EXHIBITS

   Exhibit Number                    Description
   --------------                    -----------
4.1                     Amended and Restated Articles of Incorporation of the
                        Registrant/1/
4.2                     Amended and Restated By-Laws of the Registrant/1/
4.3                     Registrant's 1995 Stock Option Plan/2/
4.4                     Registrant's Non-Employee Directors' Stock Option
                        Plan/2/
4.5                     Form of Warrant
5.1                     Opinion of McBreen, McBreen & Kopko regarding the
                        legality of the Common Stock registered hereby.
23.1                    Consent of McBreen, McBreen & Kopko (included in its
                        opinion to be filed as Exhibit 5.1 hereto)
23.2                    Consent of Ernst & Young, LLP


ITEM 9.      UNDERTAKINGS


(a)  The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
---------------------------
  Both of such documents were previously filed as exhibits to the Company's Registration Statement on Form SB-2 dated February 10, 1998 (Registration No. 333-46005) and are incorporated herein by reference.

  Both of such documents were previously filed as exhibits to the Company's Registration Statement on Amendment No. 2 to Form SB-2 dated April 3, 1998 (Registration No. 333-46005) and are incorporated herein by reference.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that is has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 26th day of March, 1999.

                                  Sonic Foundry, Inc.


                                  By /s/ Rimas Buinevicius
                                     ----------------------------------
                                     Rimas Buinevicius, Chairman
                                     and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rimas Buinevicius and Kenneth Minor his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premised, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                                     Title                                    Date
----------------------------   ------------------------------------------------------   ---------------------
/s/ Rimas Buinevicius          Chairman of the Board , Chief Executive Officer and      March 26, 1999
----------------------------   Treasurer
Rimas Buinevicius              (Principal Executive Officer)

/s/ Kenneth  Minor             Chief Financial officer                                  March 26, 1999
----------------------------   (Principal Financial and Accounting Officer)
Kenneth Minor

/s/ Monty Schmidt              President and Director                                   March 26, 1999
----------------------------
Monty Schmidt

/s/ Curtis Palmer              Executive Vice President, Chief Technology Officer       March 26, 1999
----------------------------   and Director
Curtis Palmer

/s/ Frederick Kopko            Secretary and Director                                   March 26, 1999
----------------------------
Frederick Kopko

/s/ Arnold Pollard             Director                                                 March 26, 1999
----------------------------
Arnold Pollard

/s/ David Kleinman             Director                                                 March 26, 1999
----------------------------
David Kleinman

                               INDEX TO EXHIBITS

                                                                                    Page
 Item Number                                                                    Sequentially
      ------                             Description                              Numbered
              --------------------------------------------------------------      --------

        4.1        Amended and Restated Articles of Incorporation of the           N/A
                   Registrant

        4.2        Amended and Restated By-Laws of the Registrant                  N/A

        4.3        Registrant's 1995 Stock Option Plan                             N/A

        4.4        Registrant's Non-Employee Directors' Stock Option Plan          N/A

        4.5        Form of Warrant                                                   8

        5.1        Opinion of McBreen, McBreen & Kopko as to the legality of        18
                   the stock registered hereby

        23.1       Consent of McBreen, McBreen & Kopko                             N/A

        23.2       Consent of Ernst & Young LLP                                     20